Exhibit 3.130

Bylaws of

HEALTHSOUTH Rehabilitation Center, Inc.

a South Carolina Corporation

February 2006

BYLAWS

Name. Seal, Offices, Fiscal Year. Purpose

SECTION 1. NAME: The name of this corporation shall be HEALTHSOUTH Rehabilitation Center, Inc.

SECTION 2. SEAL: The seal of the corporation shall be in such form, and shall contain such symbols and wording as the board of directors may from time to time adopt; however, the corporate seal shall not be required to be affixed to validate actions of the corporation.

SECTION 3. REGISTERED OFFICE: The corporation shall maintain a registered office as required by statute, at which it shall maintain a registered agent. The registered office may, but need not, be identical with the principal office and the address of the registered office may be changed from time to time by the board of directors.

SECTION 4. PRINCIPAL OFFICE: The corporation may maintain, in addition to its principal office which is now located in Alabama, such other offices, both within and without the State of South Carolina, as determined from time to time by the board of directors.

SECTION 5. FISCAL YEAR: The fiscal year of the corporation shall be determined by the board of directors.

SECTION 6. PURPOSE: The purpose of this corporation shall be to engage in such matters set forth in the Articles of Incorporation of the corporation and such other purposes as may be determined appropriate by the board of directors of the corporation.

ARTICLE II

Capital Stock

SECTION 1. CERTIFICATES: The interest of each shareholder in the corporation shall be evidenced by a certificate, in such form as the board of directors shall from time to time approve, certifying the number and class of shares represented thereby. Each such certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officer or officers as may be authorized by the board of directors and sealed with the seal of the corporation or a facsimile thereof. If such certificate is signed by a transfer agent or assistant transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of its President, Vice President, Secretary or Assistant Secretary on such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if such officer has not ceased to be such at the time of its issue. At any time the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each shareholder who so requests the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.

SECTION 2. TRANSFER OF STOCK: A record of the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became owners of record thereof shall be made on the corporation’s books. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be expressly provided by law. Transfer of stock shall be made on the books of the corporation by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and upon the surrender of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the corporation or its agents may reasonably require, with all taxes on the transfer having been paid, or if the board of directors shall by resolution so provide, transfer of stock may be made in any other manner provided by law.

SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES: In case of the loss, theft or destruction of any certificate of stock, a new certificate may be issued in its place, but only upon delivery to the corporation of acceptable proof of such loss, theft or destruction and of proof of compliance with the requirements of law relating thereto, and if required, upon giving the corporation adequate security, in such form as may be approved by the board of directors, sufficient to indemnify the corporation against loss.

SECTION 4. REGULATIONS, TRANSFER AGENTS AND REGISTRARS: The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration, and cancellation of certificates for shares of this corporation’s stock not inconsistent with the laws of South Carolina, the Articles of Incorporation or these bylaws. The board of directors may appoint one or more transfer agents or registrars, or both, and may require all stock certificates to bear the signature of a transfer agent or of a registrar or both.

SECTION 5. RECORD DATE, CLOSING TRANSFER BOOKS: The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders, payment of dividends, allocation of rights, change, conversion or exchange of capital stock or the date of obtaining consent of shareholders for any purpose. (In the case of a meeting of shareholders, if such books are closed, they shall be closed for at least ten (10) full days immediately preceding the date of the meeting). In lieu of closing the stock transfer books, in order to determine the holders of record of the corporation’s stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof or to receive payment of any dividend or allotment of rights, or to exercise rights in respect of any change, conversion or exchange of capital stock, or to give consent, or to make a determination of the shareholders of record for any proper purpose, the board of directors of the corporation may fix in advance a record date for such determination of shareholders, which date shall not be more than seventy (70) days prior to the date of the action which requires such determination nor, in the case of a shareholders’ meeting, less than ten (10) days in advance of such meeting. If no such record date is fixed by the board of directors, the record date shall be ten (10) full days preceding the date of the meeting.

ARTICLE III

Meetings of Shareholders

SECTION 1. PLACE OF MEETINGS: All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of South Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat. Meetings may be conducted by telephone, provided that all shareholders participating can simultaneously hear each other during the meeting.

SECTION 2. ANNUAL MEETINGS: The annual meeting of the shareholders shall be held at such day and hour, not later than one hundred twenty (120) days after the end of the fiscal year of the corporation, as may be determined by the board of directors and designated in the notice of such meeting. In the absence of such a determination, the annual meeting shall be held at 10:00 a.m. on the first Tuesday in the fourth month after the end of the fiscal year of the corporation each year. The business to be transacted at such meeting shall be the election of directors and such other business as may be properly brought before the meeting.

SECTION 3. SUBSTITUTE ANNUAL MEETING: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

SECTION 4. SPECIAL MEETINGS: Special meetings of the shareholders maybe called at any time by the Chairman of the board of directors, the President, the Secretary, a majority of the board of directors, or by written request of the holders of not less than ten percent (10%) of the shares of the corporation entitled to vote at the meeting, or as otherwise provided by law or by the Articles of Incorporation.

SECTION 5. NOTICE OF MEETING, WAIVER: The Secretary or an Assistant Secretary shall give to each shareholder entitled to vote at any meeting written notice of the place, day and hour of the meeting and, in case of special meetings, the purpose or purposes of such meeting, together with such other data and information as may be required by law, or as the board of directors shall provide. In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted there at, unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of the South Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. Such notice shall be given personally or by mail not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed delivered when it is deposited with postage prepaid in the United States mail, addressed to the shareholder’s address as it appears on the stock transfer books of the corporation, unless the shareholder shall have requested of the Secretary in writing that notice intended for such shareholder be mailed to some other address. A shareholder may waive the notice of meeting by signing either in person or by proxy, a written waiver of notice, either before or after such meeting. Attendance of a shareholder at a meeting, in person or by proxy, shall of itself constitute waiver of notice except when the shareholder attends a meeting solely for the purpose of stating his objection, and, at the beginning of such meeting, objects to the transaction of any business on the ground that the meeting is not lawfully called or convened.

When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

SECTION 6. LIST OF SHAREHOLDERS: Prior to any meeting of the shareholders, a complete alphabetical list of the shareholders entitled to participate in such meeting, showing the address of and the number of shares held by each shareholder, shall be prepared by the Secretary or under his direction. Such list shall be available for inspection by any shareholder, at any time during normal business hours, at the principal place of business of the corporation beginning on the date on which the notice of the meeting is given for which the list was prepared and continuing through of the meeting. Such list shall also be physically present at the place of the meeting and available for inspection by any shareholder during the whole time of such meeting. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting.

SECTION 7. QUORUM: The required quorum for the transaction of business at any meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting; provided, however, that when a specific item of business is required by law or by the Articles of Incorporation to be voted on separately by a class or series, a majority of the outstanding shares in such class or series must in addition be represented, either in person or by proxy, to constitute a quorum for the transaction of such items of business. If a quorum be not present, those shareholders who are present may adjourn the meeting to a later day and hour. The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. VOTING: Except in the election of directors, at every meeting of the shareholders, each shareholder of the corporation entitled to vote shall have, as to each matter submitted to a vote, one vote in person or by properly executed proxy for each share of stock registered in his or her name. Any such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. In all elections of directors, voting may be cumulative upon giving such proper notice as may be required by law. A shareholder may vote his or her shares through a proxy appointed by written instrument signed by the shareholder or by the shareholder’s duly authorized attorney in fact and delivered to the Secretary of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided therein and such longer period is permitted by law. Except for elections of Directors, voting shall be by ayes and nays unless a qualified voter shall demand a vote of the stock by ballot, whereupon voting shall be by written ballot, with each ballot indicating the name of the shareholder, the name of the proxy, if any, and the number of shares voted. In all elections of directors, voting shall be by written ballot. Except where a greater number of votes is required by law, a majority of the votes cast at the meeting by those shares entitled to vote on the subject matter shall be sufficient to authorize any corporate action. In electing directors, those candidates entitled to vote on the subject matter shall be sufficient to authorize any corporation action. In electing directors, those candidates who receive the greatest number of votes cast at the meeting shall be deemed elected even though not receiving a majority of the votes cast.

SECTION 9. INFORMAL ACTION BY SHAREHOLDERS: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the corporation to be kept in the corporate minute book, whether done before or after the action so taken.

SECTION 10. AMENDMENTS BY SHAREHOLDERS: The shareholders shall have the continuing right to adopt, amend, or repeal bylaws by a majority vote, which right shall be superior to the right granted to the Directors herein to amend these bylaws.

SECTION 11. INSPECTORS: Not less than two (2) inspectors of election shall be appointed by the presiding officer at any meeting of shareholders whenever a vote is to be taken by written ballot. The inspectors of election shall receive and take charge of all proxies and ballots, shall resolve all questions respecting the validity of proxies and the qualification of voters, and shall certify and report the results of the voting to the presiding officer.

SECTION 12. ORGANIZATION: The Chairman of the Board shall preside over all meetings of shareholders or, if the Chairman shall not be present, the President shall preside. The Secretary of the corporation, or, in the Secretary’s absence, an Assistant Secretary or such other person as shall be designated by the presiding officer, shall act as secretary of every meeting.

ARTICLE IV

Board of Directors

SECTION 1. GENERAL POWERS: The management of all the affairs, property and interest of the corporation shall be vested in a board of directors consisting of at least one (1) person but not more than five (5) persons. In addition to the powers and authorities expressly conferred on it by these bylaws, the board of directors may exercise all powers of the corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation or by the Bylaws directed or required to be exercised or done by the shareholders. The directors shall be elected at the annual meeting of the shareholders and shall serve until the next annual meeting and until their successors shall have been elected and qualified.

SECTION 2. VACANCIES: Any vacancy occurring on the board of directors, except a vacancy created by action of the shareholders pursuant to Section 6 of this Article IV, may be filled by affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 3. MEETINGS: The regular annual meeting of the board of directors shall be held not more than thirty (30) days subsequent to the annual meeting of the shareholders at such time and place as the Chairman of the Board or the board of directors shall direct. Other regular meetings of the board of directors may be held at such time and place, within or without the State of South Carolina, as the Board by resolution determines. A special meeting of the board of directors may be called at any time by the Chairman of the board of directors, or by the President, or upon written request of two (2) or more of the directors. Meetings may be conducted by telephone, provided that all directors participating can simultaneously hear each other during the meeting. Notice of the time and place of each special meeting of the board of directors shall be sent to each director by mail, telegraph or cable addressed to the Director’s address as it appears on the record of the corporation, or telephoned or delivered to the Director personally, at least three (3) business days before the day on which the meeting is to be held. Notice need not be given of regular meetings of the board of directors held at times fixed by resolution of the board of directors nor need notice be given of adjourned meetings. Notice of a meeting of directors need not be given to any director who signs a waiver of notice, either before or after the meeting, and attendance of a director at a meeting shall of itself constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Unless otherwise required by law, the Articles of Incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice.

SECTION 4. QUORUM AND REQUIRED VOTE: A majority of the total number of directors then in office shall be necessary at any regular or special meeting to constitute a quorum for the transaction of business, but a smaller number may adjourn the meeting to a subsequent day and hour without further notice. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 5. COMPENSATION: The board of directors may by resolution provide for the payment of compensation to directors for services as such and for the payment of fees and expenses to directors for attendance at any regular or special meeting of the Board; provided, however, that nothing herein shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 6. REMOVAL: At any meeting of the shareholders, any director or directors may be removed from office, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors for such director, provided, however, that no director who has been elected by cumulative voting may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or of the class of directors of which he is a part. When any director or directors are removed, new directors may be elected at the same meeting of the shareholders for the unexpired term of the director or directors removed. If the shareholders fail to elect persons to fill the unexpired term of the director or directors removed, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining directors, subject to the requirements of law and the Articles of Incorporation.

SECTION 7. EXECUTIVE COMMITTEE.: The board of directors, by a resolution or resolutions adopted by a majority of the total number of directors then in office, may appoint from among its membership an executive committee consisting of such number of directors as may be so designated. The Chairman of the Board and the President shall automatically become members of any such Executive committee. Except as otherwise limited by law or by the resolution or resolutions creating or concerning the executive committee, the executive committee shall have all the authority of the board of directors to manage the business and affairs of the corporation except that neither the executive committee nor any other committee shall have and exercise the authority of the board of directors to:

(a) authorize distributions;

(b) approve or propose to shareholders action that South Carolina law requires be approved by shareholders;

(c) fill vacancies on the Board of Directors or on any of its committees;

(d) amend the articles of incorporation pursuant to the authority of directors, to do so granted by ?33-10-102 of the South Carolina Code;

(e) adopt, amend, or repeal bylaws;

(f) approve a plan of merger not requiring shareholder approval;

(g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

SECTION 8. OTHER COMMITTEES: Other standing or temporary committees may be appointed by the board of directors from among its membership by a resolution or resolutions adopted by a majority of the total number of directors then in office consisting of such number of directors as may be so designated. Subject to the limitations set forth in Section 7 above, the Board may, by resolution, vest any such committee with such powers, within the power and authority of the Board, and impose upon it such conditions as the Board shall see fit.

SECTION 9. CONDUCT OF COMMITTEES: Within the powers conferred upon it, the executive committee and any other committee appointed by the board of directors may adopt rules for the conduct of its own business, shall keep minutes of its meetings, and shall report, as the board of directors may request, its activities since the last regular or special meeting of the Board. Any committee appointed by the board of directors, including the executive committee, may be disestablished at any regular or special meeting of the Board or its powers and purposes amended as the Board may determine.

SECTION 10. ACTION OF THE BOARD OF DIRECTORS OR OF COMMITTEE THEREOF TAKEN WITHOUT A MEETING: Except as otherwise provided by law, a corporate action may be taken by the directors, or by any committee thereof, without a meeting of the board of directors, or of such committee, if all of the directors, in the case of action by the board of directors, and all members of the committee, in the case of action by a committee thereof, execute, either before or after the action is taken, a written consent thereto and such consent is filed with the records of the corporation.

SECTION 11. PRESUMPTION OF ASSENT: A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 12. FAILURE TO AGREE: In the event the board of directors cannot agree, the matter upon which there is a disagreement shall be referred to the stockholders at a regular or called meeting and the vote of the majority of the stock shall determine the issue. However, any single member of the Board may by his request force an issue or question to be taken before the stockholders for final determination.

ARTICLE V

Officers

SECTION 1. NUMBER: The principal officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, and a Secretary. In addition, there may be such subordinate officers as the board of directors may deem necessary. Any two or more offices may be held by the same person except that no person shall hold the offices of both President and Secretary and no officer may act in more than one capacity where action by two or more officers is required.

SECTION 2. TERM OF OFFICE: The principal officers shall be appointed by the board of directors at any regular annual meeting of the board of directors, but such officers may be appointed to serve until removed by the board of directors. Subordinate officers may be appointed by the board of directors from time to time. Each officer shall serve until a successor shall have been appointed and qualified, or until the officer’s death, resignation or removal.

SECTION 3. REMOVAL: Any officer may be removed from office, with or without cause, at any time by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Said removal shall not prejudice the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES: Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the board of directors.

SECTION 5. DUTIES:

(a) CHAIRMAN OF THE BOARD: The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the board of directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the board of directors.

(b) PRESIDENT: The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and at all meetings of the board of directors. Subject to direction of the board of directors, the President shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts or other instruments of the corporation as authorized by the board of directors, shall make reports to the board of directors and shareholders, shall fix the compensation of all other employees of the corporation, and shall perform such other duties as are incident to the President’s office or are properly required of the President by the board of directors.

(c) VICE PRESIDENT: Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the board of directors.

(d) SECRETARY: The Secretary shall issue notices for all meetings of the directors and shareholders and shall cause the minutes of the same to be recorded in books provided for that purpose. The Secretary shall have charge of the corporate seal and of the corporate records, and shall make such reports and perform such other duties as the board of directors shall from time to time direct and, in general, perform all duties incident to the office of Secretary.

(e) TREASURER: The Treasurer shall have the custody of all monies and securities and financial records of the corporation. The Treasurer shall perform such other duties as the board of directors shall from time to time direct and, in general, perform all duties incident to the office of Treasurer.

(f) OTHER OFFICERS: Other subordinate officers appointed by the board of directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

(g) ABSENCE OR DISABILITY: In case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in the officer’s place during such period of absence or disability, the board of directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.

SECTION 6. SALARIES: The salaries of all elected officers of the corporation shall be fixed by the board of directors. No officer shall be ineligible to receive a salary by reason of the fact that he is also a director of the corporation and receiving compensation therefor.

SECTION 7. BONDS: The board of directors may require any officer, agent or employee of the corporation to give bond to the corporation with sufficient surety or sureties, to insure the faithful performance of such officer’s, agent’s, or employee’s duties.

ARTICLE VI

Miscellaneous Matters

SECTION 1. BUYING AND SELLING PROPERTY: The Chairman of the Board or the President, and such other officers or employees as the board of directors shall designate from time to time, shall have authority to buy or sell, and to contract to buy or sell, on behalf of the corporation, in the regular course of its business, any personal or real property of any kind whatsoever, including but not limited to stocks, bonds, negotiable instruments, inventory, supplies, buildings, machinery and equipment, but all or substantially all of the corporation’s assets may be sold in the regular course of its business only if duly authorized by the board of directors.

SECTION 2. EXECUTION OF DOCUMENTS: Any contract, negotiable instrument or other written obligation shall be binding on the corporation when executed by the Chairman of the Board or the President or such other officer or officers as the board of directors shall designate.

SECTION 3. DEPOSITS: The cash monies of the corporation shall be deposited in such banks, trust companies or other depositories as the board of directors or their appointed representative shall designate and may be withdrawn therefrom only upon the signatures of persons authorized and designated by the board of directors or their appointed representative.

SECTION 4. VOTING SECURITIES HELD BY THE CORPORATION: Unless otherwise ordered by the board of directors, the Chairman of the Board or the President, in that order, shall have full power and authority on behalf of the corporation to attend, to act and to vote, in person or by proxy, at any meeting of the security holders of other corporations in which the corporation may hold securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present.

SECTION 5. DIVIDENDS: The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

SECTION 6. INDEMNIFICATION: The corporation shall indemnify each director, officer, employee or agent of the corporation who is or is threatened to be made a party to any action, proceeding or suit, whether administrative, civil, criminal, or investigative (other than any action, proceeding or suit by or in behalf of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such a capacity of the corporation or of another corporation or organization, against expenses (including attorneys’ fees), fines, judgments, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, proceeding or suit if he or she reasonably acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, proceeding or suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, in and of itself, shall not create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the discretion of the board of directors of the corporation, the corporation may make advances before final, disposition of any such action, proceeding or suit, in respect of indemnification under this Section. The corporation may purchase and maintain insurance on behalf of itself and its directors, officers, employees and agents against any liability that may be asserted against it or against any individual in such a capacity arising out of their status as such.

SECTION 7. TRANSACTIONS BETWEEN CORPORATIONS AND DIRECTORS AND OFFICERS:

(a) No transaction in which a director or officer has a personal or adverse interest, as defined in subsection (b) of this Section 7, shall be void or voidable solely for this reason or solely because such director or officer is present at or participates in the meeting or his vote is counted at such meeting, if:

(i) The material facts as to such director’s or officer’s interest and as to the transaction are disclosed or are known to the board of directors or committee, and are noted in the minutes, and the board of directors or committee authorizes, approves or ratifies the transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or if

(ii) Although the vote of the interested director or directors is decisive of approval or disapproval of the transaction, the material facts as to the interest of such director or directors and as to the transaction are disclosed or known to the shareholders, and the transaction is specifically approved by vote of the shareholders without counting the votes of any shares owned or controlled by the interested director or directors; or if

(iii) Notwithstanding the limitations contained in subparagraphs (i) and (ii) of this subsection, the transaction is fair and equitable as to the corporation at the time it is authorized or approved and the party asserting the fairness of the transaction establishes its fairness.

(b) A transaction in which a director or officer has a personal or adverse interest shall include:

(i) A contract or any other transaction between this corporation and one or more of its directors or officers; or

(ii) A contract or any other transaction between this corporation and any corporation, partnership, or association in which one or more of its directors or officers are directors or officers or have a financial interest, direct or indirect.

(c) No contract or other transaction by this corporation with (i) any of its subsidiaries or affiliated corporations, or (ii) with another corporation having a common director with this corporation, shall be void or voidable solely for this reason, if the contract or other transaction is fair and equitable as of the date it is authorized, approved, or ratified. A party asserting the unfairness of any such contract or transaction shall establish unfairness.

(d) Common or interested directors of this corporation shall be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies a transaction. Shares owned by any interested party shall be counted in determining whether a quorum of shares is present at a meeting of shareholders which ratifies or approves a transaction.

(e) The provisions of subsections (a), (b) and (c) of this Section 7 shall not be applicable to the fixing of compensation of directors for their services as directors, officers, or in any other capacity.

ARTICLE VII

Amendment of Bylaws

SECTION 1. AMENDMENT BY SHAREHOLDERS: These Bylaws may be amended or repealed, either in whole or in part, or new bylaws adopted at any regular or special meeting of the shareholders by a vote of a majority of all shares entitled to vote to elect directors, provided that the notice of the meeting of shareholders at which bylaws are to be adopted, amended or repealed shall include notice of such proposed action.

SECTION 2. AMENDMENT BY BOARD OF DIRECTORS: Subject to the right of the shareholders to adopt, amend, or repeal bylaws, the board of directors shall have the power to adopt, amend, or repeal bylaws by an affirmative vote of a majority of all directors then holding office, provided that notice of the proposal to adopt, amend, or repeal the by-laws shall be included in any notice of the meeting of directors at which such action takes place.

SECTION 3. LIMITATIONS OF AMENDMENTS BY BOARD: Any bylaw or bylaws adopted by the shareholders may limit or eliminate the power of the board of directors to adopt, amend or repeal any specific bylaw or bylaws. No bylaw or bylaws adopted by the board of directors shall require, for action by the shareholders, a quorum or vote which is greater than: (a) a majority of all shares entitled to vote to elect directors, (b) that which is set forth, if any, in the Articles of Incorporation, and (c) that which is set forth in the Business Corporation Act of South Carolina as amended from time to time.